EXHIBIT 8.1

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation
Airport Energy Limited	England
Airport Service Limited	England
Aldwych Temple Venture Capital Limited	British Virgin Islands
ALL – América Latina Logística Argentina S.A.	Argentina
ALL – América Latina Logística Armazéns Gerais Ltda.	Brazil
ALL – América Latina Logística Central S.A.	Argentina
ALL – América Latina Logística Mesopotâmica S.A.	Argentina
Barrapar Participações S.A.	Brazil
Boswells S.A.	Uruguay
Brado Logística e Participações S.A.	Brazil
Brado Logística S.A.	Brazil
CMM Asset Management Gestão de Recursos Ltda.	Brazil
Comercializadora de Gás S.A.	Brazil
Comma Oil & Chemicals Marketing B.V.	Netherlands
Comma Oil & Chemicals Marketing LLC	Russia
Comma Oil & Chemicals Marketing SRL	Romania
Comma Otomotiv Yag Ve Kimyasallari Pazarlama Limited Sirketi	Turkey
Commercial Lubricants Moove Corp	United States
Commonwealth Carriers S.A.	British Virgin Islands
Companhia de Gás de São Paulo—COMGÁS	Brazil
Cosan Biomassa S.A.	Brazil
Cosan Cinco S.A.	Brazil
Cosan Global Limited	Cayman Islands
Cosan Investimentos e Participações S.A.	Brazil
Cosan Limited Partners Brasil Consultoria Ltda.	Brazil
Cosan Logística S.A.(i)	Brazil
Cosan Lubes Investments Limited	England
Cosan Lubrificantes e Especialidades S.A.	Brazil
Cosan Lubrificantes España S.L.U.	Spain
Cosan Lubricantes S.R.L.	Argentina
Cosan Luxembourg S.A.	Luxembourg
Cosan Overseas Limited	Cayman Islands
Cosan Overseas II Ltd	Cayman Islands
Cosan Paraguay S.A.	Paraguay
Cosan S.A.	Brazil
Cosan US, Inc.	United States
Distribuidora de Gás S.A.	Brazil
Elevações Portuárias S.A.	Brazil
Ilha Terminal Distribuição de Produtos Químicos Ltda.	Brazil
Island Services Management Corporation	British Virgin Islands
Janus Brasil Participações S.A.	Brazil
Logispot Armazéns Gerais S.A.	Brazil
Lubrigrupo II—Comércio e Distribuição de Lubrificantes	Portugal
Lupa Serviços Automotivos Ltda.	Brazil
Moove Lubricants Limited	England
Novi LLC	United States
Paranaguá S.A.	Argentina
Pasadena Empreendimentos e Participações S.A.	Brazil
Payly Soluções de Pagamentos S.A.	Brazil
Portofer Transporte Ferroviário Ltda.	Brazil
Radar II Propriedades Agrícolas S.A.	Brazil
Radar Propriedades Agrícolas S.A.	Brazil
Raiz Energia e Combustíveis S.A.	Brazil

Name	Jurisdiction of Incorporation
Rhall Terminais Ltda.	Brazil
Rota Quatro Participações S.A.	Brazil
Rumo Intermodal S.A.	Brazil
Rumo Luxembourg S.à r.l.	Luxembourg
Rumo Malha Norte S.A.	Brazil
Rumo Malha Oeste S.A.	Brazil
Rumo Malha Paulista S.A.	Brazil
Rumo Malha Sul S.A.	Brazil
Rumo S.A.	Brazil
Servicios de Inversión Logística Integrales S.A. (SISA)	Argentina
Stanbridge Group Limited	Spain
Techniques Et Technologies Appliques	France
Tellus Brasil Participações S.A.	Brazil
Terminal de Granéis do Guaruja S.A.	Brazil
Terminal Marítimo do Guaruja S.A.	Brazil
Terminal XXXIX de Santos S.A.	Brazil
Vertical UK LLP	England
Wessex Petroleum Limited	Spain
Zip Lube S.A.	Brazil